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                                                                     Exhibit 4.2


                     FIRST EMPIRE CAPITAL TRUST I
                            TRUST AGREEMENT

      THIS TRUST AGREEMENT, dated as of January ___, 1997, is by and among (i) First Empire State Corporation, a New York corporation (the "Depositor"), (ii) Bankers Trust Company, a New York banking corporation, as property trustee and
(iii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (each of Bankers Trust Company and Bankers Trust (Delaware) a "Trustee," and collectively the "Trustees"). The Depositor and the Trustees hereby agree as follows:

      1. The trust created hereby (the "Trust") shall be known as "First Empire Capital Trust I."

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.

      3. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.

      4. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

      5. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially to the effect set forth in the Registration Statement, to provide for the contemplated operation of the Trust created hereby and the issuance of Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

      6. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and Morgan Stanley & Co. Incorporated, as the representative of the several Underwriters named therein.

      7. This Trust Agreement may be executed in one or more counterparts.


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      8. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of Trustees; provided, however, that, to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior written notice to the Depositor.

      9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                        FIRST EMPIRE STATE CORPORATION,
                                        as Depositor


                                        By:    _________________________________
                                        Name:
                                        Title:


                                        BANKERS TRUST COMPANY,
                                        as property trustee


                                        By:    _________________________________
                                        Name:
                                        Title:


                                        BANKERS TRUST (DELAWARE),
                                        as Delaware trustee


                                        By:    _________________________________
                                        Name:
                                        Title:


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